UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 4, 2021

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2021, Kaman Corporation (“Kaman” or the “Company”) announced that Russell J. Bartlett has been appointed to serve as Senior Vice President and Chief Operating Officer of the Company, effective as of January 4, 2021.

Prior to joining Kaman, Mr. Bartlett served as President and Chief Executive Officer of Textron Airborne Solutions, a division of Textron Inc., from 2016 through 2020. Before that, he held positions of increasing responsibility at Beechcraft Corporation, ultimately serving as the President of Beechcraft Defense Company from 2012 to 2016. Before joining Beechcraft, he had a distinguished career with the U.S. Navy, where he served in various roles including Team Lead for the Joint Integrated Air Capabilities and Combating Weapons of Mass Destruction groups for the Navy's Quadrennial Defense Review cell, and Commanding Officer and Flight Leader of the Navy Flight Demonstration Squadron known as “The Blue Angels.” He retired as a Captain in May 2008 after serving as the Director of Security Assistance at the Navy International Programs Office, where he was responsible for all Department of the Navy Foreign Military Sales programs. Mr. Bartlett received a BS degree in aerospace engineering from the U.S. Naval Academy and an MA degree in national security and strategic studies from the U.S. Naval War College.

Mr. Bartlett will be entitled to an initial annual base salary of $425,000, which will be subject to periodic review and redetermination by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In addition, he will be eligible to earn an annual bonus with a target amount equal to 60% of his base salary and a long-term incentive with a target amount equal to 140% of his base salary. The specific parameters for Mr. Bartlett’s annual bonus and long-term incentive opportunities are expected to be determined by the Compensation Committee in February as part of the Committee’s annual incentive compensation planning and approval process.

Mr. Bartlett is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Bartlett does not have any family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bartlett and any other person pursuant to which he was appointed as an officer of the Company.

Item 7.01 Regulation FD Disclosure

On January 4, 2021, the Company issued a press release announcing the appointment discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description
99.1	Press Release, dated January 4, 2021, announcing the appointment of Russell J. Bartlett.
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: January 4, 2021